                                                                     EXHIBIT 1.2



                                TERMS AGREEMENT


                                                January 15, 1998

To each of the Underwriters
named on Exhibit A hereto

Dear Sirs:

       Thermo Instrument Systems Inc., a Delaware corporation (the "Company"),
                                                                    -------
proposes to issue and sell $250,000,000 million aggregate principal amount of its debt securities with the terms set forth below (the "Offered Securities").
                                                         ------------------
Subject to the terms and conditions set forth herein or incorporated by reference herein, the underwriters named on Exhibit A hereto (the
                                            ---------
"Underwriters") offer to purchase, severally and not jointly, the principal
 ------------
amount of Offered Securities set forth therein opposite their respective names at 97.75% of the principal amount thereof.


     The Offered Securities shall have the following terms:

     Title: 4% Convertible Subordinated Debentures due 2005

     Maturity: January 15, 2005

     Interest rate: 4% per annum

     Interest payment dates:  January 15 and July 15, commencing July 15, 1998

     Redemption provisions: Redeemable at the option of the Company, in whole or in part, at any time on or after January 15, 2001 at 100% of the principal amount thereof, together with accrued interest to the date of redemption.

     Repayment provisions: Subject to repayment at the option of the holder at 100% of the principal amount thereof, together with accrued interest to the date of repayment, in the event the Common Stock is neither listed for trading on a United States national securities exchange, Nasdaq National Market nor approved for trading on an established automated over-the-counter trading market in the United States.

     Conversion provisions: Convertible at any time (except that Offered Securities issued in bearer form will not be convertible until the date 40 days after the Closing Date) into shares of Common Stock of the Company at an initial conversion price of $35.65.

     Guarantee:  Guaranteed on a subordinated basis by Thermo Electron
     Corporation.

     Form:    To be issued in registered form and bearer form.  The Offered
     Securities issued in bearer form will be initially represented by a temporary global bearer Offered Security exchangeable for definitive Offered Securities commencing on the date 40 days after the Closing Date.

     The Closing Date shall be January 21, 1998.

     All the provisions contained in the Underwriting Agreement dated January 15, 1998 among Lehman Brothers Inc., Goldman, Sachs & Co., Smith Barney Inc., the Company and Thermo Electron Corporation, and in the Joint Officers' Certificate dated January 15, 1998, executed by the Company and Thermo Electron, copies of which you have previously received, are herein incorporated by reference (except for provisions that relate to securities other than Offered Securities designated herein) in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in the Underwriting Agreement are used herein as therein defined.

     The Company agrees to be bound by the provisions of Section 5(i) of the Underwriting Agreement.

     Payment for the Offered Securities shall be made to or upon the order of the Company on the Closing Date by wire transfer in immediately available funds.


                  REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

     Please accept this offer by signing a copy of this Terms Agreement in the space set forth below.

                                                 Very truly yours,

Accepted on January 15, 1998                     THERMO INSTRUMENT SYSTEMS INC.

LEHMAN BROTHERS INC.
GOLDMAN, SACHS & CO.                             By:/s/ Melissa F. Riordan
SMITH BARNEY INC.                                ___________________________
                                                 Name:  Melissa F. Riordan
                                                 Title: Treasurer
By:  LEHMAN BROTHERS INC.                        THERMO ELECTRON CORPORATION


By:/s/ Kevin Davies
   _____________________________________           By:/s/ Melissa F. Riordan
    Name:  Kevin Davies                            ___________________________
    Title: Associate, Investment Banking           Name:  Melissa F. Riordan
                                                   Title: Treasurer

  EXHIBIT A
  ---------

  LIST OF UNDERWRITERS


                                                           Principal Amount
Underwriter                                                 of Debentures
-----------                                                ----------------

Lehman Brothers Inc......................................    $ 83,400,000
Goldman, Sachs & Co......................................      83,300,000
Smith Barney Inc.........................................      83,300,000
                                                              -----------
                                      Total..............    $250,000,000
